EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-132181, No. 333-133946, No. 333-159750 and No. 333-165650) and Forms S-8 (No. 333-117619, No. 333-123271, No. 333- 132170, No. 333-143303, No. 333-147064, No. 333-150294, No. 333-157727, No. 333-162765, No. 333-168969, No. 333-173320 and No. 333-173956) of NetLogic Microsystems, Inc. of our report dated February 15, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 15, 2012